UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):       June 18, 2012

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2012, Coach, Inc. (the “Company”) entered into a definitive credit agreement (the “Agreement”) for a revolving credit facility (the “Facility”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), the other agents party thereto, and a syndicate of banks and financial institutions (the “Lenders”).  The Facility will be used to replace the Company’s Revolving Credit Agreement, dated as of July 26, 2007, by and among the Company, Bank of America, N.A., as administrative agent and the lenders party thereto (as amended from time to time, the “Existing Credit Facility”).  The Facility may also be used to finance the working capital needs, capital expenditures, certain investments, share purchases, dividends and other general corporate purposes of the Company and its subsidiaries (which may include commercial paper back-up).  Letters of credit and swing line loans (the “Swing Line Loans”) may be issued under the Agreement as described below.  Certain terms and conditions of the Facility are as follows:

Structure.  Initially only the Company will be a borrower under the Facility, but foreign subsidiaries may become borrowers under the Facility (collectively with the Company, the “Borrowers”) subject to approval by the Administrative Agent.  The Agreement provides for a five-year senior revolving credit facility in an initial aggregate amount at any one time outstanding of up to $400 million, including sub-facilities for letters of credit. In addition, the Agreement provides that the revolving commitments under the Facility may be increased by, or that the Borrowers may incur one or several tranches of term loans in, an amount not to exceed $250 million, in each case subject to certain terms and conditions.  The Facility will mature in June 2017. Loans may be made, at the Borrowers’ election, in Euros, Pounds Sterling, Japanese Yen, in addition to U.S. Dollars.

Letters of Credit.  The Facility will be available for the issuance of letters of credit by the Administrative Agent or one or more other Lenders.  Standby letters of credit may be issued in respect of obligations of the Company or any of its subsidiaries incurred pursuant to contracts made or performances undertaken, or to be undertaken, or like matters relating to contracts to which the Company or any of its subsidiaries is, or proposes to become, a party in the ordinary course of business, including, but not limited to, for insurance purposes and in connection with lease transactions.  Commercial letters of credit may be issued to finance purchases of goods by the Company and its subsidiaries in the ordinary course of business.  The aggregate amount outstanding at any time with respect to standby letters of credit may not exceed $125 million and the Facility shall be available in its entirety for the issuance of commercial letters of credit.

Swing Line Loans.  The Facility will be available for the issuance of Swing Line Loans by the Administrative Agent in an aggregate amount outstanding at any time not to exceed $20 million.

Interest Rates and Fees.  Pursuant to the Agreement, borrowings under the Facility bear interest at a rate per annum equal to, at the Borrowers’ option, either (a) an alternate base rate or (b) a rate based on the rates applicable for deposits in the interbank market for U.S. Dollars or the applicable currency in which the loans are made (the “Adjusted LIBO Rate”) plus an applicable margin.  The applicable margin for Adjusted LIBO Rate loans will be adjusted by reference to a grid (the “Pricing Grid”) based on the ratio of (a) consolidated debt plus 800% of consolidated lease expense to (b) consolidated EBITDAR (“Leverage Ratio”).  Additionally, the Borrowers will pay a commitment fee, calculated at a rate per annum determined in accordance with the Pricing Grid, on the average daily unused amount of the Facility, payable quarterly in arrears, and certain fees with respect to letters of credit that are issued.

Optional Prepayments and Commitment Reductions.  Loans under the Agreement may be prepaid and commitments may be terminated or reduced by the Borrowers without premium or penalty (other than customary breakage costs).

Guarantors.  The Facility is guaranteed by each of the direct and indirect domestic subsidiaries of the Company which is a “Significant Subsidiary” (as defined in Regulation S-X, part 210.1-02 of Title 17 of the Code of Federal Regulations).

Restrictive Covenants and Other Matters.  The Agreement contains negative covenants that, subject to significant exceptions, limit the ability of the Company and its subsidiaries to, among other things, incur debt, engage in new lines of business, incur liens, engage in mergers, consolidations, liquidations and dissolutions, dispose of substantially all of the assets of the Company and its subsidiaries, make investments, loans, advances, guarantees and acquisitions, make restricted payments during the continuation of an event of default and enter into transactions with affiliates.  The Company and its subsidiaries must also comply on a quarterly basis with a maximum Leverage Ratio of 4.0 to 1.0.

Events of Default.  The Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) nonpayment of principal, nonpayment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-default to other material indebtedness, guarantees ceasing to be in full force or effect, bankruptcy or insolvency events, certain events arising under the Employee Income Retirement Security Act of 1974, as amended, material judgments and a change of control as specified in the Agreement. If an event of default occurs, the commitments of the Lenders to lend under the Facility may be terminated and the maturity of the amounts owed may be accelerated.

In the ordinary course of their business, the Lenders and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates.  In particular, certain affiliates of the Lenders are agents and/or lenders under the Existing Credit Facility.

This summary does not purport to be complete and is qualified in its entirety by reference to the Agreement and other Facility documentation which will be filed as exhibits to the Company’s next annual report on Form 10-K.  Interested parties should read these documents in their entirety.

ITEM 1.02 Termination of a Material Definitive Agreement.

On June 18, 2012, the Company, in connection with entering into the Agreement, terminated the Existing Credit Facility, as described more fully in Item 1.01 above and incorporated by reference herein.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Agreement and the Facility is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 18, 2012

COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
Executive Vice President, General Counsel and Secretary